Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 23, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Royal Caribbean Cruises Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
February 24, 2015